EXHIBIT T3E-5
NOTICE OF GUARANTEED DELIVERY
for
11 5/8% Senior Subordinated Notes due 2003

        As set forth in the Offering Memorandum, dated November 4, 2003, as supplemented (the “Offering Memorandum”), of Wickes Inc. (the “Company”) and in Instruction 1 of the related Amended Letter of Transmittal (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer or Cash Tender Offer if certificates representing the 11 5/8% Senior Subordinated Notes due 2003 (the “Existing Notes”) issued pursuant to the Indenture dated as of October 15, 1993 between the Company, as issuer, and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee (the “Indenture”), are not immediately available or time will not permit all required documents to reach the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or sent by telegram, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution. Holders may not use this form to tender Existing Notes prior to the Expiration Date. All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Offering Memorandum.

The Exchange Agent for the Offers is:

HSBC Bank USA
Lower Level
One Hanson Place
Brooklyn, New York 11243
Ref: Issuer Services
Attn: Paulette Shaw

By Facsimile:

(718) 488-4488

Confirm by Telephone:

(718) 488-4475

The Information Agent for the Offers is:

D. F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Toll-Free Telephone: (888) 869-7406

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION

OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN
AS SET FORTH ABOVE FOR THE EXCHANGE AGENT DOES NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Wickes Inc., a Delaware corporation, on the terms and subject to the conditions set forth in its Offering Memorandum, dated November 4, 2003, as supplemented (the “Offering Memorandum”), receipt of which is hereby acknowledged, the principal amount of Existing Notes indicated below pursuant to the guaranteed delivery procedures set forth under the captions “Terms of the Exchange Offer” and “Procedures for Exchanging Existing Notes.”

(Please Type or Print)	Name(s):

Principal Amount of Existing Notes Tendered:	Address:
$	City State Zip Code
Area Code and Telephone No.:

If Existing Notes will be delivered by book-entry	Signature(s):
transfer, check the box below:

☐ The Depository Trust Company

Transaction Code Number:	Certificate No(s). (if available):
Account Number:

Dated:

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GUARANTEE

(not to be used for signature guarantee)

      The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, the Stock Exchange Medallion Program, or the New York Stock Exchange, Inc. Medallion Signature Program, hereby guarantees to deliver to the Exchange Agent the Existing Notes, as applicable, tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Existing Notes, with any required signature guarantees, or an Agent’s Message (as defined in “Terms of the Exchange Offer” and “Procedures for Exchanging Existing Notes” in the Offering Memorandum) in the case of book-entry transfer, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

Name of Firm:	Authorized Signature:

Address:	Name:

(Please print or type)

City, State Zip Code
Title:

Area Code and
Telephone Number:	Date:

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES

SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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